Exhibit 23.5

[Letterhead of T.J. Smith & Company, Inc.]

Consent of T.J. Smith & Company, Inc.

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-129504) of information contained in our December 31, 2002 and December 31, 2003 reports for Stroud Energy, Inc. dated as of April 14, 2005 in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Very truly yours,

T.J. Smith & Company, Inc.
By:	/s/ T.J. Smith
T.J. Smith

Houston, Texas

December 20, 2005